Registration Number 033-64293-99
                                                    Filed Pursuant to 424(b)(3)

PROSPECTUS

Telephone and Data Systems, Inc.                           (TDS LOGO)

2,750,000         Common Shares ($.01 Par Value)

         We may use this Prospectus to offer and sell Common Shares, $.01 par value, of Telephone and Data Systems, Inc., a Delaware corporation. The Common Shares are listed on the American Stock Exchange under the listing symbol "TDS". We may issue such shares in connection with acquisitions by TDS or its subsidiaries. Such shares may be issued in exchange for shares of capital stock, partnership interests, assets or any other interest in the company to be acquired or its assets. Such shares may also be issued pursuant to collateral agreements related to such acquisitions, including employment agreements, consulting agreements and non-competition agreements. This Prospectus also covers Common Shares which may be issuable upon conversion or exchange of any securities of TDS or its subsidiaries. Such acquisitions and the issuance of TDS shares under such agreements will generally be effected through direct negotiations with the owners of the business or assets to be acquired. However, in the case of entities which are more widely held, such shares may be issued through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by TDS. However, under some circumstances, TDS may issue securities covered by this Prospectus to pay brokers' commissions or similar fees incurred in connection with acquisitions.

         This Prospectus, as amended or supplemented if appropriate, may also be used by the persons who have or will receive shares issued by TDS in acquisitions, including shares sold hereunder and securities received upon conversion of other equity securities of TDS or received upon exercise of rights to exchange equity securities of TDS subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed underwriters within the meaning of the Securities Act of 1933. Any profits realized on such sales by such persons may be regarded as underwriting compensation under the Securities Act of 1933.

          TDS's Common Shares have less voting power than its Series A Common Shares. The Series A Common Shares, which have effective control of TDS, are not being offered by this Prospectus.

         See "Risk Factors" beginning on page 4 for certain factors that should be considered by you before you invest in these securities.

                      ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                    ----------------------

            The  date  of  this   Prospectus  is September 26, 2000.

                                TABLE OF CONTENTS

                                                                           Page

SUMMARY........................................................................3


RISK FACTORS...................................................................4


TDS............................................................................9


USE OF PROCEEDS/PLAN OF DISTRIBUTION...........................................9


LEGAL MATTERS.................................................................10


EXPERTS.......................................................................10


WHERE YOU CAN FIND MORE INFORMATION...........................................10


Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary
Statement

         This Prospectus and the documents incorporated by reference herein contain statements that are not based on historical fact, including the words "believes," "anticipates," "intends," "expects," and similar words. These statements constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such factors include:

     * general economic and business conditions, both nationally and in the regions in which TDS operates,

     * technology changes,

     * competition,

     * changes in governmental regulations,

     * pending and future litigation,

     * changes in growth in cellular customers, penetration rates, churn rates, roaming rates and the mix of products and services offered in our markets, and

     * other factors described or incorporated in this Prospectus, including, without limitation, the factors described under "Risk Factors.".

         Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by TDS with the Securities and Exchange Commission.

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that is important to you. You should carefully read this entire document and the documents incorporated by reference in this document. See "Where You Can Find More Information."

                                       TDS

         TDS is a diversified telecommunications service company that provides high-quality telecommunications services to more than 3 million wireless telephone and wireline telephone customers. TDS's business development strategy is to expand its existing operations through internal growth and acquisitions.

                           The Securities We May Offer

         We may offer up to 2,750,000 Common Shares of TDS.

                               Purpose of Offering

         The Common Shares are being offered in connection with acquisitions by TDS or its subsidiaries.

                              Market for Securities

         The Common Shares are listed on the American Stock Exchange under the symbol "TDS".

                              Resale of Securities

         This Prospectus, as amended or supplemented, may also be used by persons who have or will receive TDS Common Shares in connection with acquisitions and who wish to offer and sell such shares.

                                  Risk Factors

         An investment in the Common Shares involves certain risks. See "Risk Factors" immediately following this summary.

                       Where You Can Find More Information

         This Prospectus "incorporates by reference" certain information about TDS and its subsidiaries from TDS's filings with the SEC. See "Where You Can Find More Information" about how to obtain copies of such filings.

                              Address and Telephone

         The address of TDS is 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602; and its telephone number is (312) 630-1900.

                                  RISK FACTORS

         An investment in the Common Shares offered hereby involves certain risks. Accordingly, you should consider carefully the following factors, together with the other information contained or incorporated by reference in this Prospectus, before purchasing the Common Shares offered hereby. This Prospectus includes or incorporates certain forward-looking statements that involve risk and uncertainty. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and other factors discussed elsewhere in this Prospectus. See "Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement." Capitalized terms used but not defined in this section are used as defined elsewhere in this Prospectus.

Risks of Adverse Developments in the Business of TDS

TDS is subject to extensive government regulation that could have an adverse effect on its businesses.

         TDS and its business units are subject to extensive federal and state regulation. The Telecommunications Act of 1996 (the "1996 Act") mandates significant changes in existing regulation of the telecommunications industry to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. The implementation of these mandates by the Federal Communications Commission ("FCC") and state authorities involves numerous changes in established rules and policies which could adversely affect TDS's financial condition or results of operations. In particular, TDS Telecom may be adversely affected by reduced allowable rates of return, reduced access charges, reduced payments from the universal service fund and increased competition.

TDS's businesses face uncertainty from competition and the development of new technologies.

         The 1996 Act was intended to promote competition in the telecommunications industry as a national policy. TDS expects that competition will increase with existing competitors and with other communications technologies that now exist, such as specialized mobile radio, enhanced specialized mobile radio, global satellite networks and cable systems. In addition, TDS may face competition from technologies that may be introduced in the future.

         All of such competition is expected to be intense. There can be no assurance that TDS will be able to compete successfully in this environment or that new technologies and products that are more commercially effective than the technologies and products utilized by TDS will not be developed. In addition, many of TDS's competitors have substantially greater financial, technical, marketing, sales and distribution resources than those of TDS and have significantly greater experience than TDS in testing new or improved telecommunications products and services and obtaining regulatory approvals.

TDS's businesses could be adversely affected by rapid technological changes.

         The telecommunications industry has experienced and is expected to continue to experience rapid and significant changes in technology. Alternative technologies may develop for the provision of services to customers which may render certain technologies used by TDS unprofitable or obsolete. There can be no assurance that technological developments will not have a material adverse effect on TDS.

TDS's revenue growth and profitability are uncertain.

         Changes in any of several factors could reduce TDS's revenue growth and profitability. These factors include, but are not limited to:

     1. the growth rate in TDS's customer base;

     2. the usage and pricing of services;

     3. the churn rate;

     4. the cost of providing services, including the cost of attracting new customers;

     5.   increasing   competition   from  new   competitors  or  from  emerging
     technologies;

     6.  continuing   technological   advances  which  may  provide   additional
     competitive alternatives to TDS's services; and

     7. the sale or trade of existing properties or the acquisition of new properties.

TDS may be adversely affected if it or any of its subsidiaries is unable to obtain sufficient funds to finance its business on terms and prices acceptable to TDS.

         TDS and its subsidiaries operate relatively capital-intensive businesses. TDS has used internally-generated funds and has also obtained substantial funds from external sources to finance the build-out of markets, to fund acquisitions and for general corporate purposes. There can be no assurance that sufficient funds will continue to be available to TDS or its subsidiaries on terms or at prices acceptable to TDS. If sufficient funding is not available to TDS or its subsidiaries on terms and prices acceptable to TDS, TDS or its subsidiaries may be required to reduce their construction, development and acquisition programs. In the long term, reduction of TDS's construction, development and acquisition programs would have a negative impact on the ability of TDS and its subsidiaries to increase their consolidated revenues, income and cash flows.

TDS has significant investments in FCC licenses which may not be fully recovered.

         A large portion of TDS's assets consist of intangible assets in the form of investments in licenses. In many cases the transfer of such interests is restricted and subject to FCC or state regulatory approval. In some cases the transfer of TDS's interests is subject to rights of first refusal. TDS's cellular licenses are granted by the FCC for ten-year terms and there is no assurance that licenses will be renewed. In addition, the future value of all cellular interests will depend significantly upon the success of TDS's business. While there is a current market for cellular licenses, such a market may not exist in the future or the values obtainable may be significantly lower than at present. In addition, the value of licenses may be affected by the level of supply and demand for such licenses and therefore awards of additional licenses to new competitors or for competitive technologies may adversely affect the value of TDS's licenses.

TDS faces risks of expansion and entry into new businesses.

         TDS believes that a portion of its future growth may come from the development of new technologies and expansion into new markets. TDS is currently expanding into other related telecommunications businesses, such as providing data and Internet services, and entering into new local telephone markets as a competitive local exchange carrier. Such new business development requires significant expenditures, a substantial portion of which must be made before any revenues will be realized. Such capital expenditures are expected to increase as TDS decides to pursue opportunities created by the accelerated pace of
regulatory  changes  designed  to  increase  competition.   These
expenditures, together with the associated high initial service costs of providing service in new markets, may result in negative cash flow and operating losses from new businesses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will be established in any new technology or market which TDS pursues.

         As TDS expands into new telecommunications businesses, it will incur certain additional risks in connection with such expansion, including increased legal and regulatory risks, and possible adverse reaction by some of its current customers. Such telecommunications businesses and markets are highly competitive and, as a new entrant, TDS may be disadvantaged. The success of TDS's entry into new telecommunications businesses will be dependent upon, among other things, TDS's ability to select new equipment and software and to integrate the new equipment and software into its operations, to hire and train qualified personnel and to enhance its billing, back-office and information systems to accommodate new services. No assurance can be given that TDS will be successful with respect to these telecommunications businesses. If TDS is not successful with respect to these matters, there may be a material adverse effect on TDS. In addition, demand and market acceptance for these new products and services are subject to a high level of uncertainty.

TDS faces the risk of losses in the value of its significant investments in entities that it does not control.

         TDS has significant investments in entities that it does not control, including but not limited to, as of the date of this Prospectus, VoiceStream Wireless Corporation and Vodafone AirTouch PLC. We cannot assure you that these entities will operate in a manner that will increase the value of our investments or that we will not incur losses from the holding of such investments.

TDS faces risks associated with possible acquisitions.

         TDS expects that a portion of its future growth may come from acquisitions. The acquisition of additional businesses will depend on TDS's ability to identify suitable acquisition candidates, to negotiate acceptable terms for their acquisition and to finance any such acquisitions. TDS will also be subject to competition for suitable acquisition candidates. Any acquisitions, if made, could divert the resources and management time of TDS and would require integration with TDS's existing business operations and services. As a result, there can be no assurance that any such acquisitions will occur or that any such acquisitions, if made, would be made in a timely manner or on terms favorable to TDS or would be successfully integrated into TDS's operations.

TDS's business may be adversely affected by certain radio frequency emission concerns.

         Media reports have suggested that certain radio frequency emissions from portable cellular telephones might be linked to cancer. TDS is not aware of any authoritative evidence linking the usage of portable cellular telephones with cancer. Concerns over radio frequency emissions may have the effect of discouraging the use of cellular telephones and other wireless communications devices, which could have an adverse effect upon TDS's financial condition and results of operations. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating radio frequency emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on radio frequency emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular telephones currently marketed and in use will comply with those standards.

Risks Related to Capital Structure and the Common Shares

The Common Shares have limited voting rights.

         Holders of Common Shares do not have the right to vote with respect to the election of a majority of the directors, which are elected by the holders of Series A Common Shares and certain series of Preferred Shares of TDS. In addition, only the affirmative vote of the holders of a majority of the outstanding voting power of the Series A Common Shares, Common Shares and series of Preferred Shares which have voting rights will be required to amend the Restated Certificate of Incorporation, approve the sale of substantially all of the assets of TDS, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders, except as required under the Restated Certificate or the Delaware General Corporation Law. When a vote is taken on any matter as to which all stock is voting together as one group, any one or more classes entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter. Currently, the TDS voting trust controls a majority of the voting power of TDS. Certain matters on which holders of common stock would vote together as a single class could involve a divergence or the appearance of a divergence of the interests between the holders of classes of common stock.

There is no assurance that TDS will continue to pay dividends.

         Although TDS has paid dividends on the Common Shares in the past, there is no assurance that TDS will pay dividends at the same rate or at all in the future.


TDS will not require the approval of shareholders with respect to the possible future issuances of authorized shares.

         The authorized but unissued Common Shares (as well as Series A Common Shares and other classes of stock authorized by the TDS Restated Certificate of Incorporation) will be available for issuance from time to time at the sole discretion of the Board for any proper corporate purpose. The approval of the shareholders of TDS will not be sought by TDS for the issuance of authorized but unissued shares of any class of capital stock (or the reissuance of previously issued shares that have been reacquired by TDS) or securities of TDS that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the Board or required by applicable law, regulation or American Stock Exchange requirements. TDS has no current plans to issue any material number of Common Shares (or Series A Common Shares or other class of capital stock) except as otherwise described or incorporated by reference herein.

Certain matters, such as control by the TDS Voting Trust and provisions in the TDS Restated Certificate of Incorporation, may serve to discourage or make more difficult a change in control of TDS.

         A substantial majority of the outstanding Series A Common Shares are held in the TDS Voting Trust which expires on June 30, 2009. The TDS Voting Trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect approximately 75% (less one) of the directors, or eight directors based on the current size of the Board, and control a majority of the voting power of TDS with respect to matters other than the election of directors.

         The existence of the TDS Voting Trust is likely to deter any potential unsolicited or hostile takeover attempts or other efforts to obtain control of TDS and may make it more difficult for shareholders to sell shares of TDS at higher than market prices. The trustees of the TDS Voting Trust have advised TDS that they intend to maintain the ability to keep or dispose of voting control of TDS.

         The Restated Certificate of Incorporation and TDS's Bylaws also contain provisions which may serve to discourage or make more difficult a change in control of TDS without the support of the Board or without meeting various other conditions. In particular, the Restated Certificate of Incorporation includes a provision which authorizes the Board to consider various factors, including effects on customers, taxes, and the long-term and short-term interests of TDS, in the context of a proposal or offer to acquire or merge the corporation, or to sell its assets, and to reject such offer if the Board determines that the proposal is not in the best interests of the corporation based on such factors. The provisions of the Restated Certificate of Incorporation and the Bylaws of TDS and the existence of various classes of capital stock could prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of TDS by delaying or preventing such change in control.

         The Restated Certificate also authorizes the Board to designate and issue Undesignated Shares in one or more classes or series of preferred or common stock from time to time. Generally, no further action or authorization by the shareholders is necessary prior to the designation or issuance of the additional Undesignated Shares authorized pursuant to the Restated Certificate of Incorporation unless applicable laws or regulations would require such approval in a given instance. Such Undesignated Shares could be issued in circumstances that would serve to preserve control of TDS's then existing management.

         The Restated Certificate of Incorporation divides the Board into three classes, with staggered terms of office. Each year, one class is elected for a three-year term. The classification of directors may have the effect of limiting or deterring a proxy contest for the removal of incumbent directors.

         TDS is not aware of any current intention of the TDS Voting Trust to dispose of any significant amount of Series A Common Shares of TDS or of any existing or planned effort on the part of any party to accumulate material amounts of Common Shares or Series A Common Shares, or to acquire control of TDS by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change TDS's management.

                                       TDS

     TDS is a diversified telecommunications service company with wireless telephone and wireline telephone operations. TDS's business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize TDS's expertise in customer-based telecommunications services.

     United States Cellular Corporation, an over 80%- owned subsidiary of TDS operates and invests in wireless telephone companies and properties ("U.S. Cellular").

     TDS Telecommunications Corporation, a wholly-owned subsidiary of TDS operates wireline telephone companies ("TDS Telecom").

     TDS is the successor to Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"). In 1998, TDS Iowa merged with and into TDS, with TDS surviving the merger. TDS's corporate headquarters are located at 30 N. LaSalle, Suite 4000, Chicago, Illinois 60602, and its telephone number is (312) 630-1900.

     For current selected financial information, cash dividends paid and other information about TDS, see the TDS Annual Report on Form 10-K for the most recent fiscal year, which includes certain portions of the TDS Annual Report to Shareholders, as incorporated by reference herein. See "Where You Can Find More Information" below.


                      USE OF PROCEEDS/PLAN OF DISTRIBUTION

         The securities of TDS which may be offered from time to time by this Prospectus include up to 2,750,000 Common Shares, as well as an indeterminate number of Common Shares which may be issuable upon exercise, conversion or exchange of other securities. TDS proposes to issue such shares in connection with acquisitions by TDS or its subsidiaries. The consideration for any acquisition, including consideration issued under any collateral arrangements such as employment agreements, consulting agreements or non-competition agreements, may consist of cash, notes or other evidences of debt, assumptions of liabilities, equity securities, or a combination thereof, as determined from time to time by negotiations between TDS and the owners of businesses or properties to be acquired. TDS intends to concentrate its acquisitions in the telecommunications industry, with primary emphasis on acquiring wireless interests and operating telephone companies. If the opportunity arises, however, TDS will attempt to make acquisitions which are either complementary to its present operations or which it considers advantageous even though they may be dissimilar to its present activities. In general, such acquisitions will be effected through direct negotiations between the representatives of TDS and the owners of the businesses or properties to be acquired or, in the case of entities more widely held, through exchange offers to stockholders or documents soliciting approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by TDS. However, under some circumstances, TDS may issue Common Shares covered by this Prospectus to pay brokers' commissions or similar fees incurred in connection with acquisitions.

         This Prospectus, as appropriately amended or supplemented, has also been prepared for use by persons who receive shares issued by TDS in acquisitions, including Common Shares received upon conversion or exchange of other equity securities of TDS or its subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then available, in transactions in which they may be deemed affiliates or underwriters within the meaning of the Securities Act of 1933 (such persons being referred to under this caption as "Selling Shareholders"). Resales may be made pursuant to this Prospectus, as amended or supplemented, pursuant to Rule 145(d) under the Securities Act of 1933, or pursuant to an exemption from such Act. Profits realized on resales by Selling Shareholders under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

         Resales by Selling  Shareholders  may be made  directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the Selling Shareholder's agent in the sale of shares by such Selling Shareholder, or such securities firm may purchase shares from the Selling Shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the American Stock Exchange or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain civil liabilities, including liabilities under the Securities Act of 1933. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under such Act.

         A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the name of the Selling Shareholder, the participating securities firm, if any, the number of shares involved, and other details of such resale, if appropriate.


                                  LEGAL MATTERS

         Certain legal matters relating to the securities offered by this Prospectus have been passed upon for TDS by Sidley & Austin, Chicago, Illinois. TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS and U.S. Cellular, Michael
G. Hron, the General Counsel and an Assistant Secretary of TDS and U.S. Cellular and the Secretary or Assistant Secretary of certain subsidiaries of TDS, William
S. DeCarlo, an Assistant Secretary of TDS and certain subsidiaries of TDS, and Stephen P. Fitzell, an Assistant Secretary of certain subsidiaries of TDS, are partners of Sidley & Austin.


                                     EXPERTS

         The audited consolidated financial statements and schedules of TDS incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.


                       WHERE YOU CAN FIND MORE INFORMATION

         TDS files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

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

         TDS filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

         The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

         This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about TDS's business and finances.

     1. TDS's Annual Report on Form 10-K for the year ended December 31, 1999;

     2. TDS's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000

     3. TDS's Current Report on Form 8-K reporting events on May 4, 2000; and

     4. TDS's Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of TDS's capital stock.

         This Prospectus also incorporates by reference additional documents that may be filed by TDS with the SEC between the date of this Prospectus and the date our offering is completed.

         You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto which are not specifically incorporated by reference herein), without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602, (312) 630-1900. In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

         You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.


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